                                                                   Exhibit 10.15

[Logo--AUDUBON BIOMEDICAL SCIENCE AND TECHNOLOGY PARK]
Columbia University Health Sciences Division

                               LICENSE AGREEMENT

     AGREEMENT made as of JULY 1, 2003 between THE TRUSTEES OF COLUMBIA UNIVERSITY IN THE CITY OF NEW YORK ("Licensor"), having an office c/o Executive
                                     --------
Director, Audubon Research Park, 3960 Broadway, New York, New York 10032 and NEPHROS, INC. ("Licensee"), having an office at 3960 BROADWAY, NEW YORK, NY
                --------
10032.

                                  WITNESSETH:
                                  ----------

     WHEREAS, Licensee desires to acquire a license to use space at the Audubon Business and Technology Center in the Mary Woodard Lasker Building (the "Building"), located at 3960 Broadway in the City, County and State of New York;
 -------
and

     WHEREAS, Licensor is agreeable to granting to Licensee a license to use space in the Building on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, the parties agree as follows:

     1. LICENSE. Licensor does hereby grant to Licensee a nontransferable
        -------
license to use certain space (the "Licensed Space") on the 4 floor of the
                                   --------------
Building as more particularly shown on Exhibit "A" annexed hereto and made a
                                       ----------
part hereof.

     2. TERM. The term of this Agreement (the "Term") shall commence on the date
        ----                                   ----
hereof (the "Commencement Date"), and shall, unless sooner terminated in
             -----------------
accordance with the terms hereof or pursuant to law, continue until 6/30/04 (the "Expiration Date").
 ---------------

     3. CONDITION OF PREMISES. Licensee acknowledges that it has inspected the
        ---------------------
Licensed Space and agrees to take the Licensed Space "as is" without any work being done therein by Licensor, and without any obligation upon Licensor to make any contribution toward or to assume the performance of any work in order to prepare the Licensed Space for use by Licensee. Licensee acknowledges that all materials, fixtures and equipment, if any, which Licensor may elect to make available for Licensee's use are, and shall be and remain, the property of Licensor. Licensee acknowledges that Licensor has not made and does not make any representations or warranties to Licensee, whether directly or indirectly, with respect to the Licensed Space or the use or proposed use thereof by Licensee.

     4. USE. Licensee shall use the Licensed Space solely as laboratory and
        ---
office space. Prior to taking occupancy of the Licensed Space, Licensee shall submit to Licensor for approval, Licensee's Regulatory Compliance Plan (the "Plan") which Plan shall (a) identify those activities of and materials to be
 ----
used by Licensee which are or may be subject to Environmental Legal Requirements (as hereinafter defined) or other Legal Requirements (as hereinafter defined) and (b) detail Licensee's plans and procedures for compliance with Environmental Legal Requirements, Legal Requirements and Insurance Requirements (as hereinafter defined) as to each specific regulated material and activity. From time to time, at any time during the Term, Licensee shall revise the Plan to reflect any changes in its activities, materials, Environmental Legal Requirements, Legal Requirements, or Insurance Requirements. The Plan and all such revisions shall be subject to Licensor's prior review and approval.

     5. FEE. (a) Licensee agrees to pay to Licensor as and for the use of the
        ---
Licensed Space during the Term an annual amount (the "License Fee") as set forth
                                                     -------------
on Exhibit "B" annexed hereto and made part hereof. The License Fee shall be
   -----------
paid in monthly installments as set forth on Exhibit B, in advance, on the first
                                             ---------
day of each and every month during the Term, without offset or deduction except that the first monthly installment shall be paid upon execution hereof. If the Commencement Date shall occur on a day other than the first day of a calendar month or if the Expiration Date shall occur on a day other than the last day of a calendar month, the License Fee for such calendar month shall be appropriately prorated.

                (b) All other sums of money as shall become due and payable by Licensee to Licensor hereunder (collectively, "License Consideration") shall be
                                               ---------------------
paid to Licensor within ten (10) days after receipt by Licensee of bills or notice from Licensor to Licensee identifying the same. If Licensee shall fail to pay any License Consideration within such ten (10) day period, or shall fail to pay any installment of the License Fee within ten (10) days after it is due, such unpaid amounts shall bear interest at the rate per annum equal to the lesser of (i) two percent (2%) plus the base rate charged by Citibank, N.A. and in effect during the period such amounts are due and unpaid and (ii) the maximum rate permitted by law, from the due date of such payment to the date paid to Licensor.

                (c) If Licensee shall default in performing any term, covenant or condition of this Agreement which shall involve the expenditure of money by Licensee to third parties, and such default shall continue beyond applicable notice and grace period, Licensor may (but shall not be obligated to) make such payment or, on behalf of Licensee, expend such sum as may be necessary to perform or fulfill such term, covenant, or condition. All sums so paid or expended by Licensor shall be deemed to be License Consideration and shall be payable by Licensee to Licensor in accordance with paragraph 5(b) above. No such payment or expenditure by Licensor shall be construed as a waiver of Licensee's default or of Licensee's obligation to perform any term, covenant or condition of this License Agreement nor shall it affect any other right or remedy of Licensor under this License Agreement.

     6.  COVENANTS AND WARRANTIES.  Licensee covenants and warrants:
         ------------------------

                (a) at Licensee's sole cost and expense, to keep and maintain the Licensed Space in good order and condition, to notify Licensor of any needed repairs, which repairs shall be performed by Licensor at Licensee's sole cost and expense (unless such repairs are caused by the acts or omissions of Licensor or are repairs to building systems (i.e. HVAC systems) not caused by the acts or omissions of Licensee in which event such repairs shall be at Licensors sole cost and expense) and to quit and surrender the Licensed Space to Licensor upon the expiration or earlier termination of this Agreement in as good and proper order and condition as at the Commencement Date, reasonable wear and tear excepted; provided, however, that this Section 6(a) shall be applicable solely with respect to the Licensee's use of the Licensed Space and that the cost and expense of compliance with this Section 6(a) due to factors not related to the Licensee's use of the Licensed Space will be borne solely by the Licensor.

                (b) at Licensee's sole cost and expense, to comply promptly with
(1) all presently existing or hereafter enacted laws, orders, ordinances, rules, regulations and requirements of, and to keep in full force and effect all permits and licenses required pursuant to, all federal, state, municipal and local governments and their departments, agencies, commissions, boards and officers or any other body exercising similar jurisdiction and any other governmental agency having jurisdiction over the Licensed Space (collectively, "Legal Requirements"); (2) all orders, rules, regulations, requirements and
 ------------------
recommendations of the New York Board of Fire Underwriters or the Insurance Service Office or any other body exercising the same or similar functions and having jurisdiction or cognizance of all or any part of the Licensed Space or the Building (collectively, "Insurance Requirements"); (3) any and all policies
                             ----------------------
and procedures of Licensor (including, without limitation, Licensor's Joint Radiation Safety Committee and Licensor's Office of Environmental Health and Safety) governing the use, handling or disposal of Hazardous Materials (as hereinafter defined) by its tenants, licensees, contractors, employees or researchers, now or hereafter in effect; and (4) any applicable federal, state or local statue, code, ordinance, rule or regulation, any judicial or administrative order or judgment applicable to Licensee or the Licensed Space and any provision or condition of any permit, license, franchise, concession, agreement or other authorization binding on Licensee relating to (i) the protection of the environment, the safety and health of persons (including employees) or the public welfare, (ii) the actual or potential release, discharge, disposal or emission (whether past or present) of any Hazardous Materials or (iii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport, generation or handling of any Hazardous Materials (collectively, "Environmental Legal Requirements"). The term "Hazardous
                --------------------------------              ---------
Materials" shall mean any flammable, explosive, radioactive, chemical or
---------
infectious materials, hazardous (or biohazardous) materials or wastes, medical wastes, hazardous or toxic substances, pollutants, gas, vapor, radiation, chemical or related materials, asbestos or any material containing asbestos, or any other substance or materials as defined in or regulated by any local, state or federal law or ordinance or regulation promulgated pursuant thereto;

                (c) not to use, except to identify Licensee's address (i) as part of its mailing address on letterhead and other similar materials or
(ii) for purposes of Licensee's publications, the name of Licensor or Columbia University or any of its officers, trustees, agents, employees, students or faculty members for any purpose whatsoever without receiving the prior written approval of Licensor. Without limiting the generality of the foregoing, Licensee shall not conduct its operations at the Licensed Space under any name which includes the word "Columbia", or otherwise hold itself or its business out as having any affiliation with Licensor or Columbia University or Columbia-Presbyterian Medical Center;

                (d) to comply strictly with the Plan (as defined in Paragraph 4 hereof);

                (e) not to use or permit the use of biohazardous agents requiring a degree of containment in excess of that described as National Institutes of Health Biosafety Level 2, as defined in the U.S. Department of Health and Human Services, Public Health Service, Centers for Disease Control and Prevention and National Institutes of Health, Biosafety in Microbiological
                                                  ----------------------------
and Biomedical Laboratories, dated May, 1993 and any updates or revisions
---------------------------
thereto (the "DHH Specifications");
              ------------------

                (f) to conduct all scientific research and development activities in conformity with at least the minimum practices, equipment and facilities recommended for such activities in the DHH Specifications; and

                (g) not to use or permit the use of any human subjects or live and whole dead animals (including, without limitation, live and whole dead mice and rats) on or at the Licensed Space for any research purposes. In the event that Licensee at any time during the Term shall desire to (a) use or permit the use of human subjects or live or whole dead animals for research at the Building or (b) use or permit the use of any of the facilities of Licensor to house any live or whole dead animals, Licensee shall forward a request with appropriate back-up documentation, including, without limitation, a detailed description of Licensee's proposed research, to Licensor at the address set forth in Paragraph 17 hereof. Upon receipt of such notice and back-up documentation, Licensor shall review such request, provided, however, that Licensor shall, in its sole and absolute discretion, have no obligation to consent to Licensee's request.

        7. INSURANCE. Licensee shall, at Licensee's sole cost and expense,
           ---------
obtain and maintain the following types of insurance in not less than the indicated amounts with insurance carriers reasonably acceptable to
Licensor and otherwise in compliance with Exhibit "C" annexed hereto and made
                                          -----------
a part hereof:

                (a) Workers' Compensation and Employer's Liability insurance with respect to all persons employed by Licensee at the Licensed Space with a limit of liability in accordance with applicable law in the case of Workers' Compensation and with a limit of liability of not less than the following in the case of Employer's Liability:

          Bodily Injury by Accident - $100,000 each accident;
          Bodily Injury by Disease - $500,000 policy limit;
          Bodily Injury by Disease - $100,000 each employee;

                (b) Comprehensive General Liability (bodily injury and property damage) with a combined single limit of liability for bodily injury and property damage of $2,000,000 per occurrence. Licensor shall be named as an additional insured under this policy;

                (c) "All Risk" property insurance (including breakage of glass and water damage) to all property of Licensee, including all alterations, within the Licensed Space in an amount equal to the replacement cost of such property; and

                (d) Such different or the same types of insurance set forth above in such amounts as may from time to time be reasonably required by Licensor against such other insurable hazards as at the time are commonly insured against in the case of premises similarly situated.

        8. DAMAGE AND DESTRUCTION. (a) If the Licensed Space or any part
           ----------------------
thereof shall be damaged by fire or other casualty, Licensee shall give immediate notice thereof to Licensor and this Agreement shall continue in full force and effect, unless Licensor shall elect to terminate this Agreement as set forth below. In the event that this Agreement shall not be so terminated, Licensor shall restore the Licensed Space at Licensor's expense and the Licensee Fee and License Consideration shall be proportionately abated during the period in which Licensor is restoring the Licensed Space if all or any portion of the Licensed Space is unusable by Licensee for the purposes set forth in Paragraph 4 above during such period. Licensee's liability for the full amount of the Licensee Fee and License Consideration shall resume five (5) days after written notice from Licensor that the Licensed Space is substantially ready for Licensee's occupancy.

                (b) In the event that the Licensed Space is rendered wholly or substantially unusable (whether or not the Licensed Space has been damaged in whole or in part) by fire or other casualty (of which fact Licensor sha11 be the sole judge), Licensor may elect to terminate this Agreement by written notice to Licensee given within sixty (60) days after such fire or casualty, specifying the date for the expiration of this Agreement which shall be no more than thirty
(30) days after the giving of such notice.

                (c) If Licensor shall fail within thirty (30) days after notice by Licensee to Licensor of such casualty to restore the damaged portion of the Licensed Space to substantially the condition existing prior to such casualty, Licensee may elect to terminate this Agreement by written notice to Licensor given prior to completion of such restoration, specifying the date for the expiration of this Agreement, which shall be no more than thirty (30) days after the giving of such notice.

                (d) Nothing contained herein shall relieve Licensee from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Licensor and Licensee each hereby releases and waives all rights of recovery against the other or anyone claiming through or under the other, by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both parties' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance and also provide that such clause can be obtained without additional premium; it being agreed, however, that the party whose insurance carrier requires such additional premium shall notify the other party thereof and such other party shall have the right to pay such additional premium.

                (e) Licensee acknowledges that Licensor will not carry insurance on the improvements, furniture, furnishings, fixtures and equipment and other personal property required to be insured by Licensee pursuant to Paragraph 7(a) above and Licensor will not be obligated to repair any damage thereto or replace the same.

                (f) Licensee hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this Paragraph 8 shall govern and control in lieu thereof.

        9.  ALTERATIONS.  Licensee shall not make any improvements, additions,
            -----------
alterations or other changes, except for cosmetic and decorative alterations, to the Licensed Space, without the prior written consent of Licensor in each instance.

        10. UTILITIES AND SERVICES.  (a) Licensee shall have 24-hour,
            ----------------------
7-day-a-week access to the Building and passenger elevator service to the Licensed Space. Freight elevator service shall be available on business days from 8 a.m. to 4 p.m. If Licensee shall require freight elevator service during any other time, Licensor shall furnish same provided that Licensee gives Licensor advance notice and that Licensee pays, on demand, as License Consideration, Licensor's then established charges therefor.

                (b) Licensor shall provide electric energy to the Licensed Space. Licensee shall pay Licensor for electricity consumed by Licensee in the Licensed Space. Licensor will permit the electrical risers, feeders and wiring in the Building serving the Licensed Space to be used by Licensee for such purpose to the extent that they are available, suitable, safe and within the plan and design capacities of the Building. Licensee shall not be required to pay Licensor more than the amount calculated by applying to the measured demand and/or usage of electrical current in or furnished to the Building, the average rate per unit of measurement, inclusive of applicable taxes, surcharges, time of day and other charges, payable by Licensor for electrical current furnished to the Licensed Space by the utility company serving the Building. Should any tax or charge in the nature of a tax be imposed upon Licensor's receipts from the sale or resale of electrical current to the Licensed Space, then the pro rata share thereof allocable to the electrical current furnished to the Licensed Space shall be passed on to and paid by Licensee. Bills for Licensee's usage of electrical current shall be paid within ten (10) days by Licensee as License Consideration. If due to any change in Legal Requirements Licensor shall not be permitted to provide electric energy to the Licensed Space, then this Agreement shall not be affected and Licensee shall arrange to obtain electric energy directly from the public utility company furnishing electrical service to the Building. In such even Licensee shall no longer pay Licensor for electricity consumed.

                (c) Licensee's use of electrical energy shall never exceed the capacity of the then existing risers or wiring installation, in each case. In order to insure that such electrical capacity is not exceeded and to avert possible adverse effect upon the Building's electrical system, Licensee shall not, without the prior written consent of Licensor, make or perform or permit any alteration to wiring installations or other electrical facilities in or serving the Licensed Space or any additions to the electrical fixtures, machines or equipment or appliances in the Licensed Space. Licensor shall not be obligated to consent to any such alteration or installation if, in Licensor's judgment, the same are unnecessary or will cause permanent damage or injury to the Building, the Building equipment or the Licensed Space or will cause or create a hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants.
Only rigid conduit or such other wiring or conduit as shall not violate Legal Requirements will be allowed.

                (d) Licensor shall have no liability to Licensee for any loss, damage or expense which Licensee may sustain or incur by reason of any change, failure, inadequacy or defect in the supply or character of the electrical energy or emergency generator back-up power furnished to the Licensed Space or if the quantity or character of the electrical energy is no longer available or suitable for Licensee's requirements, except for any actual damage suffered by Licensee by reason of any such failure, inadequacy or defect caused by Licensor's gross negligence, and then only after actual notice thereof.

               (e) Licensor shall make available from the public water supply to a point or points at or near the Licensed Space selected by Licensor such quantities of domestic cold and hot water as Licensor, in its sole and absolute judgment, deems adequate for normal laboratory and ordinary lavatory, cleaning and drinking purposes. In the event that the Licensee requires hot or cold water for any purposes other than those specified in the preceding sentence, including, but not limited to high volume laboratory usage, Licensee shall pay Licensor, as License Consideration, for water consumed, as shown on separate submeters for cold and hot water maintained by Licensee, together with all sewer charges and any other rent, tax, levy or charge based thereon which now or hereafter is assessed, imposed or a lien upon the Licensed Space or the Building, as and when bills are rendered. Payment for cold water shall be at the rate charged by the City for cold water. Payment for hot water shall be at three
(3) times such rate. Licensor shall have no liability to Licensee for any loss, damage or expense which Licensee may sustain or incur if the quantity or character of water service changes or is no longer available or suitable for Licensee's purposes.

               (f) Licensee shall notify Licensor, within ten (1O) days after the Commencement Date, of the water meter number of each water meter serving the Licensed Space and whether such meter is for hot water or cold water. If any such meter is installed subsequent to the taking of possession by Licensee, then Licensee shall notify Licensor of such information within ten (10) days after such installation.

               (g) Licensor shall make available to a point or points at or near the Licensed Space such piping systems, equipment and facilities as Licensor, in its sole and absolute judgment, deems adequate to provide gas service for normal laboratory consumption. Licensee shall pay Licensor, as License Consideration, for any and all gas consumed. Meters may be installed and maintained by Licensor, at Licensee's sole cost and expense. The rates charged by Licensor to Licensee for gas consumption shall not exceed the rates charged by the utility company providing such service. Payment for gas consumed by Licensee in the Licensed Space shall be made by Licensee as License Consideration within ten
(10) days of Licensor's bill therefor. Licensee shall make no alteration, addition or repair to the gas connection, installations, equipment and/or facilities without the prior written consent of Licensor in each instance. Licensor shall have no liability to Licensee for any loss, damage or expense which Licensee may sustain or incur if the quantity or character of the gas service is changed or is no longer available or suitable for Licensee's requirements.

               (h) Licensor shall, without additional charge to Licensee, supply hot water for heat, and chilled water for air conditioning and ventilation to the Licensed Space through existing Building risers, radiators and air handlers during appropriate seasons as may reasonably be required by Licensee for ambient heating and cooling seven days a week, 24 hours a day.

               (i) Licensor shall provide cleaning services in accordance with the specifications annexed hereto as Exhibit D and made a part hereof.
                                     ---------

               (j) Licensor shall supply compressed air and vacuum air to a point or points near the Licensed Space in quantities which Licensor deems adequate for normal laboratory purposes. If Licensee shall require additional compressed air and vacuum air in excess of that which Licensor deems adequate for the purposes set forth herein, Licensor shall furnish same at Licensor's then established rates and same shall be payable by Licensee, as License Consideration, within ten (10) days of Licensor's bill therefor.

               (k) Licensee shall be responsible for the proper storage and removal from the Licensed Space and the Building and the disposal of all of Licensee's Hazardous Materials. Licensee shall contract for the disposal of Hazardous Materials, at Licensee's cost and expense, with vendors approved by Licensor, in its sole and absolute discretion. In contracting with any such vendor, Licensor shall endeavor to ensure that Licensee shall receive the benefit of any volume discount granted to Licensor by such vendor.

     11. NO LIENS. (a) Licensee shall have no power to do any act or to make any
         --------
contract which may create or give rise to any lien, mortgage or other encumbrance on the estate of Licensor or any interest of Licensor or Licensee in the Licensed Space or the Building.

               (b) If any lien shall at any time be filed against the Licensed Space or the Building by reason of any work, labor, services or materials done for, or supplied to, or claimed to have been done for, or supplied to, Licensee or anyone holding the Licensed Space through or under Licensee, Licensee shall cause the same to be discharged of record or adequately bonded (unless otherwise secured to the satisfaction of Licensor) within twenty (20) business days after the date Licensee has received notice of the filing of such lien. If Licensee shall fail to do so, then, Licensor may, but shall not be obligated to, procure the discharge of the same either by paying the amount claimed to be due, by deposit in a court of competent jurisdiction or by bonding, and Licensor may compel the prosecution of an action for the foreclosure of such lien by the lienor and pay the amount of the judgment, if any, in favor of the lienor with interest, costs and allowances. Any amount paid or deposited by Licensor for any such purpose, and all other expenses of Licensor, including reasonable attorney's fees and disbursements, shall be deemed to be License Consideration and shall be paid on demand by Licensee.

     12. SUBORDINATION. Licensee acknowledges that this Agreement is subject and
         -------------
subordinate to any and all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the Building and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages.

     13. NO ASSIGNMENT OR USE BY THIRD PARTIES. Licensee shall not permit the
         -------------------------------------
use or occupancy of all or any part of the Licensed Space by any third party nor assign its rights nor delegate its duties under this Agreement. For purposes of this Paragraph 13, a change in control of Licensee shall be deemed an assignment hereunder. "Change in control" shall be deemed to means a change (by transfer or
            -----------------
otherwise) in either (a) ownership of fifty percent (50%) or more of all of the voting stock of a corporation of fifty percent (50%)or more of all of the legal and equitable interest in a partnership or other business entity or (b) the possession of the power directly or indirectly to direct or cause the direction of management and policy of a corporation, partnership or other business entity, whether through the ownership of voting securities, by contract, common directors or officers, the contractual right to manage the business affairs of any such corporation, partnership or business entity or otherwise.

     14. BROKERAGE. Licensee represents to Licensor that there is no broker,
         ---------
finder, consultant or similar person acting on behalf of Licensee entitled to a commission, fee or other compensation in connection with the consummation of this Agreement and no conversations or prior negotiations were had by Licensee or anyone acting on behalf of Licensee with any broker, finder, consultant or similar person concerning the use of the Licensed Space except for such broker(s), if any, set forth in Exhibit "E" annexed hereto and made a part
                                ----------
hereof. Licensee hereby agrees to pay the commission of any such broker, finder, consultant or similar person. Licensee shall indemnify and hold Licensor harmless from and against all liability arising from any claims for brokerage commissions, finder's fees or other compensation resulting from or arising out of any alleged conversations, negotiations or actions had by Licensee or anyone acting on behalf of Licensee with any broker, finder, consultant or similar person. The provisions of this Paragraph 14 shall survive the termination of this Agreement.

     15. ACCESS TO THE PREMISES. Licensor and Licensor's agents and employees
         ----------------------
shall have the right to enter the Licensed Space for any reasonable purpose, including, without limitation, for purposes of inspection and repair and monitoring Licensee's activities for compliance with the Environmental Legal Requirements, Legal Requirements, Insurance Requirements and the Plan. Except in cases of emergency or where required for effective inspection and monitoring for health and safety purposes, Licensor shall provide Licensee with one (1) day prior notice of its intention to enter the Licensed Space, which notice may be given orally or by telephone provided that it shall be followed by written notice received by License on the same day as such oral or telephone notice. Licensee shall acknowledge such notice "received" by signing a copy thereof and returning it to Licensor within twenty-four (24) hours of Licensee's receipt, and Licensor may enter the Licensed Space upon receipt of such copy acknowledged by Licensee or upon expiration of such 24-hour period, whichever occurs first.

     16. INDEMNIFICATION. Licensee agrees that Licensee shall make no claim
         ---------------
against Licensor for any injury or damage to Licensee or to any other person(s) or for any damage to, or loss (by theft or otherwise) of, any property of Licensee or of any other person unless due to Licensor's gross negligence or wilful misconduct. Licensee further agrees to indemnify and save Licensor harmless from and against any and all claims by or on behalf of any person(s), firm(s) or corporation(s) arising from the conduct or management of or from any work or thing whatsoever done in, on or about the Licensed Space during the Term due to or arising from any act or omission or negligence of Licensee or any of its agents, contractors, servants, employees, licensees or invitees, and to indemnify and save Licensor harmless from and against any and a11 claims arising from any condition of the Licensed Space due to or arising from any act or omission or negligence of Licensee or any of its agents, contractors, servants, employees, licensees or invitees, and from and against all liabilities, costs and expenses (including, without limitation, attorneys' fees and disbursements) incurred in or in connection with any such claim or claims or action or proceeding brought thereon; and in case any action or proceeding shall be brought against Licensor by reason of any such claim, Licensee upon notice from Licensor agrees to resist or defend such action or proceeding and to employ counsel therefor reasonably satisfactory to Licensor. The provisions of this Paragraph 16 shall survive the termination of this Agreement.

     17. NOTICES. All notices, demands or requests made pursuant to, under or by
         -------
virtue of this Agreement must be in writing (whether or not so stated) and sent either by personal delivery or by nationally recognized overnight courier service or by certified or registered mail, return receipt requested, postage prepaid as follows:

To Licensor:   Executive Director
               Audubon Research Park, PH 1525
               630 West 168th Street
               New York, New York 10032

 with a
copy to:       (i) Columbia University
               Office of the General Counsel
               412 Low Memorial Library
               New York, New York 10027
               Attention: Deputy General Counsel

 and to:       (ii) Rosenman & Colin LLP
               575 Madison Avenue
               New York, New York 10022
               Attention: Donald H. Siskind, Esq.

To Licensee:   NEPHROS, INC.
               3960 BROADWAY
               NEW YORK, NY 10032
               Attention: NORMAN BARTA

 with a
copy to:       _______________________
               _______________________
               _______________________
               Attention: ____________

or to such alternative address(es) as may from time to time be designated by notice given in the manner provided for in this Paragraph 17. Any such notice, demand or request shall be deemed to have been rendered or given on the date of delivery, in the case of personal delivery or delivery by overnight courier, or on the date which is three (3) business days after mailing.

     18. SURRENDER. Upon the termination of this Agreement, Licensee shall
         ---------
peaceably and quietly leave and surrender to Licensor the Licensed Space broom clean, in good order and condition, ordinary wear and tear excepted.

     19. SELF-HELP. If Licensee shall default in the performance of any
         ---------
covenant, provision, agreement or condition of this Agreement, and such default shall continue beyond applicable notice and grace period, then Licensor, without waiving such default and without liability to Licensee, may (but shall not be obligated), perform the same (and shall have access to the Premises, if necessary, to do so), including, without limitation, the making of repairs, for the account and at the expense of Licensee. Any amounts paid by Licensor in connection with the foregoing, shall be deemed to be License Consideration payable by Licensee to Licensor within ten (10) days of Licensor's bill therefor. The rights of Licensor under this Paragraph 19 shall be in addition to those set forth in Paragraph 5(c).

     20. TERMINATION. (a) Licensor may (but shall not be obligated to) terminate
         -----------
this Agreement upon five (5) days' notice to Licensee if (i) Licensee shall default in the payment of the Licensee Fee or License Consideration for five (5) days after the due date thereof, (ii) Licensee shall be in default hereunder other than a default set forth in subparagraph (i) of this Paragraph 20, which default shall continue and shall not be cured for thirty (30) days after notice thereof to Licensee, or (iii) in the case of a default other that a default set forth in subparagraph (i) of this Paragraph 20 which for causes beyond Licensee's control cannot with due diligence be cured within such 30-day period, if Licensee (1) shall not, promptly upon receipt of such notice advise Licensor of Licensee's intention to institute all steps necessary to cure such default or
(2) shall not institute and thereafter with reasonable diligence prosecute to completion all steps necessary to cure the same.

               (b) Provided that Licensee shall surrender and deliver possession of the Licensed Space to Licensor, and shall not be in default beyond applicable notice and grace period in performing any term, covenant, provision or condition of this Agreement, Licensee may terminate this Agreement with or without cause upon not less than sixty (60) days' prior written notice to Licensor.

     21. SECURITY DEPOSIT. (a) Licensee has deposited the sum of $3,750 with
         ----------------
Licensor as security for the full and punctual performance by Licensee of all of the terms of this Agreement, to be deposited by Licensor in an interest-bearing account of Licensor's choosing. In the event Licensee defaults in the performance of any of the terms of this Agreement, Licensor may use or retain the whole or any part of the security deposited to the extent required for the payment of any fees or for any sum that Licensor may expend or may be required to expend by reason of Licensee's default, including any damages or deficiency in the relicensing or letting of the Licensed Space, whether accruing before or after summary proceedings or other re-entry by Licensor. In the case of every such use or retention, Licensee shall, on demand, pay to Licensor the sum so used or retained which sum shall be added to the security deposited so that the same shall be replenished to its former amount. In the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Licensee, or its successors or assigns, the security deposited shall be deemed to be applied first to the payment of such fees due Licensor for all periods prior to the institution of such proceedings and the balance, if any, of the security deposited may be retained by Licensor in partial liquidation of Licensor's damages. If Licensee shall fully and punctually comply with all of the terms of this Agreement, the security deposited plus any accrued interest thereon (less an amount equal to one percent per annum on the security deposited not to exceed the amount of any interest earned on the security deposited for Licensee's administrative costs in connection with the security deposited) shall be returned to Licensee after the termination of this Agreement and delivery of exclusive possession of the Licensed Space to Licensor in compliance with the provisions of this Agreement.

               (b) Any interest accrued with respect to the security deposited shall be added to and constitute a part of the security deposited to be held and disposed of by Licensor in accordance with the terms of this Paragraph 21. Licensor shall not be liable to Licensee for any interest except for such interest as is actually accrued.

               (c) Licensee shall, concurrently with the execution and delivery of this Agreement, and thereafter at any time upon request by Licensor, deliver to Licensor a fully completed Form W-9 (Request for Taxpayer Identification Number and Certification).

               (d) Licensee shall not assign or encumber or attempt to assign or encumber the security deposited and neither Licensor nor its successors or assigns shall be bound by any such assignment, encumbrance or attempted assignment or encumbrance.

               (e) In the event of a sale or lease of the Building, Licensor shall have the right to transfer the security deposited to the vendee or lessee and Licensor shall ipso facto be released by Licensee from all liability for the
                   ---- -----
return of the security deposited provided that the Licensor caused the security deposit to be transferred to the account of the new Licensor. The provisions hereof shall apply to every transfer or assignment made of the security deposited to a new licensor.

               (f) In the event that the License Fee shall increase pursuant to the terms of this Agreement, the amount of security deposited shall be increased so that at all times the security deposited (exclusive of interest) shall equal one-twelfth of the current annual License Fee. Licensee shall immediately deposit with Licensor the difference between the amount being held by Licensor as security (exclusive of interest) and the amount required to be deposited pursuant to this Subparagraph 21(f).

     22. CAPTIONS. The captions of the Paragraphs of this Agreement are inserted
         --------
only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement nor the intent of any provision thereof.

     23. RELOCATION. At any time and from time to time during the Term, Licensor
         ----------
shall have the right to relocate Licensee to space in the Building reasonably comparable in size, location and utility for the purposes specified in Paragraph 4 above, upon not less than sixty (60) days' notice to Licensee.

     24. MISCELLANEOUS. (a) The covenants and agreements contained in this
         -------------
Agreement shall apply to, inure to the benefit of, and be binding upon Licensor and Licensee and upon their respective successors and permitted assigns.

               (b) This Agreement may not be changed, cancelled or discharged orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. All understandings and agreements between Licensor and Licensee are merged in this Agreement which represents the entire agreement between the parties and which fully and completely sets forth all terms and conditions of the transactions embodied in this Agreement.

               (c) If any term or provision of this Agreement or any portion of a term or provision of this Agreement or the application of any such term or condition to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

                    (d) This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York applicable to agreements made and performed in the State of New York.

          25. NO LANDLORD - TENANT RELATIONSHIP.
              ---------------------------------
Licensee hereby acknowledges that Licensee acquires no rights as a tenant of the Licensed Space and that no landlord-tenant relationship is created hereby.

          26. JURISDICTION. Licensee acknowledges and agrees that all disputes
              ------------
arising, directly or indirectly, out of or relating to this Agreement, and all actions to enforce this Agreement, may be dealt with and adjudicated in the state courts of New York or the federal courts sitting in New York, and Licensee hereby expressly and irrevocably submits the person of Licensee to the jurisdiction of such courts in any suit, action or proceeding arising, directly or indirectly, out of or relating to this Agreement and hereby irrevocably designates the Secretary of State of New York as its agent for service of process in any such suit, action or proceeding.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                              THE TRUSTEES OF COLUMBIA UNIVERSITY IN THE CITY OF NEW YORK, Licensor

                              By: /s/ Kevin Kirby
                                 -----------------------------------------------
                              Title: Kevin Kirby, VP for Administration

                              NEPHROS, INC.                           , Licensee
                              ----------------------------------------


                              By: /s/ Norman J. Barta
                              --------------------------------------------------
                              Title:  CEO

                                   EXHIBIT A
                                   ---------


                        License Agreement by and between
                   the Trustees of Columbia University in the
                       City of New York and NEPHROS, INC.
                                  dated 7/1/02



                                   [GRAPHIC]

                                    EXHIBIT B
                                    ---------

                                   LICENSE FEE
                                   -----------

     The License Fee shall be payable, in advance, commencing on the Commencement Date and thereafter on the first day of each and every month during the Term at the rate of $72,427 per anum, payable in equal monthly installments,
                                --- ----
at the rate of $6,035.55 per month.



                         INTERNET ACCESS FEE (optiona1)
                         ------------------------------

     Access to the Internet via the Columbia University Network is $3,075 per
                                                                          ---
annum, payable in equal monthly installments, at the rate of $256.25 per month.
-----

                                    EXHIBIT C
                                    ---------

                              INSURANCE PROVISIONS

     Reference is made to Paragraph 7 of this Agreement.

     (a) All insurance shall be written in form and substance reasonably satisfactory to Licensor, and issued by companies licensed to do business in New York State and authorized to issue such policies. All policies of insurance procured by Licensee shall contain endorsements providing that (i) such policies may not be reduced or cancelled (including for non-payment of premium) or allowed to lapse with respect to Licensor, or materially changed or amended, except after thirty (30) days' prior notice from the insurance company by registered mail to Licensee and Licensor at the respective addresses for such parties set forth in Paragraph 17, and (ii) Licensee shall be solely responsible for the payment of premiums therefor notwithstanding that Licensor is or may be named as an additional insured. Upon execution and delivery of this Agreement, duly executed certificates of all insurance required hereunder, effective as of the Commencement Date (specifying each of the coverages enumerated in Paragraph 7 and including evidence of the waivers of subrogation required pursuant to Paragraph (d) of this Exhibit, together with reasonably satisfactory evidence of payment of the premiums therefor, shall be delivered to Licensor. Certificates evidencing any endorsements to any such policies shall also be so deposited upon issuance thereof and a certificate evidencing each renewal or replacement of a policy shall be so deposited at least twenty (20) days prior to the expiration of such policy. Notwithstanding the foregoing requirements for delivery of certificates of insurance, certificates evidencing any endorsements and certificates of renewals and replacements, in any instance where Licensor shall so require, an original policy or endorsement or renewal or replacement policy, as the case may be, shall be delivered in addition to or in place of such certificate(s). Licensee shall not carry any separate or additional insurance concurrent in form or contributing in the event of any loss or damage with any insurance required to be maintained by Licensee under this Agreement. Further, all policies of insurance procured by Licensee shall be written as primary policies not contributing with nor in excess of coverage that Licensor may carry.

     (b) All insurance procured by Licensee under Paragraph 7 and this Exhibit C, except for the Worker's Compensation and Employer's Liability insurance and the "all-risk" property insurance, shall name Licensor, Licensee, The City of Now York (the "City"), The New York City Economic Development Corporation
               ----
("EDC"), The New York State Urban Development Corporation d/b/a Empire State
  ---
Development ("UDC") and any other superior lessor and superior mortgagee as
              ---
additional insureds as their respective interests may appear, and shall contain an endorsement that each of Licensor, the City, EDC, UDC and any other superior lessor and superior mortgagee although named as an additional insured, nevertheless shall be entitled to recover under said policies for any covered loss or damages occasioned to it, its agents, employees, contractors, directors, shareholders, partners, trustees and principals (disclosed or undisclosed) by reason of the negligence or tortious acts of Licensee, its servants, agents, employees and contractors.

     (c) Licensee covenants that (i) Licensee shall pay all premiums due on policies required to be maintained by the terms of this Agreement and (ten (10) days in the event of non-payment of insurance premiums) (ii) Licensee shall not violate, or permit the violation of, any term or condition of such policies, and shall maintain the policies in full force and effect throughout the Term.

     (d) Licensee agrees to use its best efforts to include in each of its insurance policies a waiver of the insurer's right of subrogation against Licensor, or if such waiver should be unobtainable or unenforceable (i) an express agreement that such policy shall not be invalidated if the insured waives or has waived before the casualty the right of recovery against any party responsible for a casualty covered by the policy or (ii) any other form of permission for the release of Licensor. If such waiver, agreement or permission shall not be, or shall cease to be obtainable without additional charge or at all, Licensee shall so notify Licensor promptly after learning thereof. In such case, if Licensor shall agree in writing to pay the insurer's additional charge therefor, such waiver, agreement or permission shall (if obtainable) be included in the policy. As long as Licensee's casualty insurance policies include the waiver of subrogation or agreement or permission to release liability referred to above, Licensee, to the extent that such insurance is in force and collectible, hereby waives any right of recovery against Licensor, and Licensor's trustees, officers, employees, agents and contractors, for any loss occasioned by fire or other insured casualty.

     (e) In the event that this Agreement is renewed beyond the Term, Licensor, upon notice to Licensee, shall have the right, in its sole discretion, once annually during the term of such renewal (if such renewal is for longer than one year), to require Licensee to increase the amount or amounts of any insurance coverage required hereby to the amount or amounts then being required of tenants or occupants of buildings owned by Licensor whose space is being used for purposes similar to the use permitted hereunder.

                                    EXHIBIT D
                                    ---------

                             CLEANING SPECIFICATIONS
                             -----------------------


--------------------------------------------------------------------------------
GENERAL

a.   Bathrooms and restrooms
     Daily:

     - Wash all mirrors
     - Wash all basins and hardware
     - Wash urinals
     - Wash toilet seats using disinfectant in water
     - Wash toilet bowls
     - Damp-wipe, clean and disinfect all tile surfaces

b.   Dusting
(1)  Daily, Weekly:
     All furniture, business equipment and appliances, windowsills and the like will be dusted daily with a chemically treated cloth. Desks and tables not cleared of paper and work materials will only be dusted where surface is exposed.

(2)  Monthly:
     Pipes, ledges, ceiling, moldings, picture frames and anything decorative above hand-high areas will be cleaned.

c.   Dust-mopping floors
(1)  Daily:
     All noncarpeted floor areas will be dust-mopped with a treated yarn dust mop. Floor-dusting will be done after furniture has been dusted.

d.   Waste paper
(1)  daily, monthly: Waste baskets to be emptied daily.

e.   Vacuuming
(1) daily, weekly: All rugs and carpets in office areas, as well as public spaces, are to be vacuumed daily in all traffic areas. Corners, hard-to-reach places, and areas under desks, tables and chairs will be vacuumed weekly, using accessory tools as required.

f.   Carpet cleaning
(1) semiannually: All carpeted areas in public corridors will be shampooed once every six months.

                                    EXHIBIT D
                                    ---------

                             CLEANING SPECIFICATIONS
                             -----------------------


g.   Stairways and landings
(1) weekly: All stairways and landings will be dust-mopped with a treated yarn dust mop daily. Railings, ledges, and equipment will be dusted weekly. Spot cleaning of walls and doors will be done weekly; these areas will be damp-mopped weekly and scrubbed when necessary.

h.   Wet mopping
(1) daily, as needed: Floors will be scrubbed or wet-mopped whenever required to prevent a build-up of wax.

i.   Tile floors
(1)  Waxing and buffing will only be done on an as-needed basis.

j.   Water coolers or fountains
(1)  daily: Water coolers or fountains will be cleaned and polished daily.

k.   Spot cleaning of vertical surfaces
(1)  Walls and woodwork will be spot-cleaned weekly

l.   Entrance lobby
(1) daily: The entrance lobby will be cleaned daily. Lobby glass and metal will be cleaned and dusted daily. The lobby floor and entranceways will be cleaned nightly. Directory board glass will be damp-cleaned and wiped.

m.   Polishing.
(1) monthly: Door plates, kick plates, and brass and metal fixtures within the building will be wiped daily and polished monthly.

n.   Light fixtures-periodically
(1) annually: the exterior of all light fixtures will be dusted as needed. The entire light fixture will be washed annually.

o.   Venetian blinds
(1) weekly, annually: Venetian blinds will be dusted weekly and washed annually.

(p)  Walls, woodwork and partitions
(1) weekly, quarterly, semi-annually: Finger and hand prints, spots and other grimy areas will be removed weekly using a damp cloth or sponge. All walls and ceilings will be

                                    EXHIBIT D
                                    ---------

                             CLEANING SPECIFICATIONS
                             -----------------------

     brushed down with an approved wall duster or a vacuum cleaner every three months. Partitions of wood or steel will be washed with a neutral soap every six months.

q.   Glass partitions and doors,
(1) weekly: All glass partitions and doors will be damp-cleaned weekly or as needed.

r.   HVAC grills
(1) monthly: All areas around HVAC outlet and return air grill will be cleaned once a month.


Window Washing

Inside and outside window washing will be scheduled four times a year (quarterly). However, first-floor windows will be washed outside once a month, unless the space is occupied by retail tenants.

Trash Removal
(1)  daily:

a. Trash will be removed from the premises daily between the hours of 10:00 p.m. and 7:00 a.m., Monday through Friday.

b.   Trash pickup will be scheduled through the building engineer or management.

                                    EXHIBIT E

                                    BROKER(S)
                                    ---------

     NONE.

                                    EXHIBIT F
                                    ---------


                      AUDUBON BUSINESS & TECHNOLOGY CENTER

                                     NETWORK
                                        &
                                    SERVICES



     Currently, the Audubon building is connected to Columbia Presbyterian Medical Center by a microwave antenna running at 10Mbps. There are plans for in the near future to be a 100mbps fiber optic connection.

     All floors are equipped with two l0mbpsl6 port hubs which are connected to a 10/100mbps switch located in the basement of the building.

     All network lines provided are category 5 plenum cables terminated in an RJ45 patch panel in closet.

     Network protocol supported are:

     IP, Novell IPX, Appletalk.

     NETBIOS & NETBUI Are PROHIBITED.


     SERVICES PROVIDED:

     .    Novell & TCP/IP Connectivity

     .    Internet Connectivity via Our domain and DNS "Auduboncenter.org"

     .    e-mail via our own DNS and mail hub

     .    Setup of your own Domain name and e-mail account on our DNS server

     . Technical consulting and advisement with 3rd party computer LAN company.